Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Only Natural Wellness Corporation

Suite 305, 24 Sukhumvit Road

Klongtoey, Bangkok 10110,

Thailand

We consent to the use in this Registration Statement on Form S-1/A of our report dated July 11, 2017 relating to the consolidated financial statements of Only Natural Wellness Corporation for the years ended December 31, 2016 and 2015 and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

October 27, 2017